Exhibit 99.1

February 26, 2020

FOR ADDITIONAL INFORMATION

Media	Investors

Ken Stammen Corporate Media Relations (614) 460-5544 kstammen@nisource.com	Nick Drew Director, Investor Relations (614) 460-4638 ndrew@nisource	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Sale of Columbia Gas of Massachusetts to Eversource

MERRILLVILLE, Ind. – NiSource (NYSE: NI) today announced that it has entered into a definitive agreement under which Eversource Energy (NYSE: ES) will acquire Columbia Gas of Massachusetts’ business.

Eversource is New England’s largest energy delivery company serving approximately 4 million electricity, natural gas and water customers in Connecticut, Massachusetts and New Hampshire. With Columbia Gas, Eversource will serve 626,000 natural gas customers in Massachusetts alone across more than 60 communities.

With Eversource’s resources and facilities located in close proximity to Columbia Gas’s customer homes and businesses, NiSource believes Eversource will work collaboratively with stakeholders to incorporate best industry practices and bring additional benefits to customers.

“We believe this transaction will create the right next chapter for the customers and communities that Columbia Gas of Massachusetts serves throughout the state, and provide Columbia Gas employees an opportunity to join a strong organization with deep roots in the region,” said Joe Hamrock, President and CEO of NiSource. “Eversource is one of the most respected energy companies in the country with a strong operational track record in the New England area, and we believe they are focused on investing in Columbia Gas of Massachusetts to further improve system operations, including to enhance safety, pipeline integrity and reliability programs. We look forward to working closely with Eversource to ensure a smooth transition.

“Across our network, safety is at the core of everything we do and we have made substantial progress further enhancing this focus, including accelerating the implementation of our Safety Management System. These efforts will continue to be our number one priority.”

“Eversource is the right partner for Columbia Gas,” said Mark Kempic, President and Chief Operating Officer of Columbia Gas of Massachusetts. “While we have taken significant restoration and safety steps over the past 17 months, we acknowledge that events have led many to lose trust in Columbia Gas. We believe that Eversource’s proven track record of investing in its infrastructure, employees and operations to enhance system reliability, combined with its deep familiarity with the region and our operations, will enable Columbia Gas of Massachusetts to be a part of a strong local gas distribution company.”

Until the close of the transaction, which is expected to occur by the end of the third quarter 2020, NiSource will continue to remain focused on driving customer safety and service at Columbia Gas, as well as continuing to make ongoing enhancements in all areas of operations going forward.

Transaction Details

Under the terms of the agreement, Eversource will acquire, with certain additions and exceptions, (1) substantially all of the assets of Columbia Gas of Massachusetts, a wholly-owned subsidiary of NiSource, and (2) all of the assets held by any of Columbia Gas of Massachusetts’ affiliates that primarily relate to the business of storing, distributing or transporting natural gas to residential, commercial and industrial customers in Massachusetts, as conducted by Columbia Gas of Massachusetts (the “Business”), and Eversource agreed to assume certain liabilities of Columbia Gas of Massachusetts and its affiliates. The liabilities assumed by Eversource do not include, among others, any liabilities for any fines imposed on Columbia Gas of Massachusetts arising out of any criminal proceeding relating to the Greater Lawrence Incident (as defined in the purchase agreement) or liabilities of Columbia Gas of Massachusetts or its affiliates pursuant to civil claims for injury of persons or damage to property to the extent such injury or damage occurs prior to the closing in connection with the Business.

The agreement provides for a purchase price of $1.1 billion in cash, subject to adjustment based on Columbia Gas of Massachusetts’ net working capital as of the closing. The purchase price represents a loss compared to the book value of Columbia Gas of Massachusetts.

The transaction is subject to various closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of the approval of the Massachusetts Department of Public Utilities.

Financial Update

Due to the execution of this transaction, NiSource is withdrawing its 2020 net operating earnings per share (non-GAAP) guidance of $1.36 to $1.40. However, NiSource continues to expect to make capital investments of $1.8 to $1.9 billion in 2020. The transaction is expected to enable NiSource to eliminate its previously planned 2020 block equity issuance.

The long-term growth opportunity for the remaining operating companies is unchanged. As a result, following the completion of the transaction, the company expects to initiate 2021 net operating earnings per share guidance and establish a 5 to 7 percent long-term growth rate for both net operating earnings per share and dividend with 2021 as the base year. This expected new long-term guidance is also expected to be extended beyond 2022 to include significant investments related to the company’s electric generation strategy.

NiSource continues to remain committed to its current investment-grade credit ratings. The company has investment-grade ratings with Fitch Ratings (BBB), Moody’s (Baa2) and Standard & Poor’s (BBB+).

Advisors

Lazard is serving as financial advisor and Sidley Austin LLP and WilmerHale are serving as legal counsel to NiSource.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,100 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index, the Bloomberg Gender Equality Index and has been named by

Forbes magazine among America’s Best Large Employers since 2016. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

About Columbia Gas of Massachusetts

Columbia Gas of Massachusetts delivers clean, affordable and efficient natural gas to over 320,000 natural gas customers in southeastern Massachusetts, the greater Springfield area and the Merrimack Valley. Headquartered in Westborough, Massachusetts, the company is the largest gas-only provider in the state. More information about Columbia Gas of Massachusetts is available at ColumbiaGasMA.com.

Contacts

Media

Ken Stammen

Corporate Media Relations

(614) 460-5544

kstammen@nisource.com

or

Sard Verbinnen & Co

Chris Kittredge / Frances Jeter

NiSource-SVC@SARDVERB.com

Investors

Nick Drew

Director, Investor Relations

(614) 460-4638

ndrew@nisource.com

Sara Macioch

Manager, Investor Relations

(614) 460-4789

smacioch@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this press release include, but are not limited to, statements and expectations regarding the anticipated effects and benefits of the proposed transaction, Eversource’s plans for the Columbia Gas of Massachusetts business following the closing of the proposed transaction, the anticipated timing of the closing of the proposed transaction, NiSource’s efforts to enhance safety and service before and after the closing of the proposed transaction, the impact of the proposed transaction on NiSource’s plans to issue equity in 2020, NiSource’s net operating earnings per share and dividend following the closing of the proposed transaction and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, the risk that the sale of Columbia Gas of Massachusetts business may not be completed in a timely manner or at all due to the failure to satisfy the conditions precedent to the consummation of the transaction or otherwise; unanticipated difficulties or expenditures relating to the proposed sale transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed sale transaction; NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; NiSource’s ability to adapt to, and manage costs related to, advances in technology; any changes in our assumptions regarding the financial implications of the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office for the District of Massachusetts to settle the U.S. Attorney’s Office investigation relating to the Greater Lawrence Incident; the pending sale of the Columbia Gas of Massachusetts business, including the terms and closing conditions under the asset purchase agreement; potential incidents and other operating risks associated with our business; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against all significant losses; the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation; any damage to NiSource’s reputation, including in connection with the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs, compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyberattacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; the ability of NiSource’s subsidiaries to generate cash; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the transition to a replacement for the LIBOR benchmark interest rate; and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other filings with the Securities and Exchange Commission. A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. In addition, dividends are subject to board approval. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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